Exhibit 99.23.e2

ANCORA TRUST

Dealer Agreement

Unified Financial Securities, Inc., (the "Distributor") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of the Ancora Trust (the "Fund"), of which it is the exclusive underwriter.  The Distributor agrees to sell to you, subject to any limitations imposed by the Fund or any of its Portfolios (see Exhibit A), Shares issued by the Fund and to promptly confirm each sale to you.  All sales will be made according to the following terms:

1.

All offerings of any of the Shares by you must be made at the public offering price, and shall be subject to the conditions of offering, set forth in the then current Prospectus of the Fund (the "Prospectus") and Statement of Additional Information of the Fund (the “SAI”) and to the terms and conditions herein set forth, and you agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), including Section 24 of the Rules of Fair Practice of the NASD.  You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction, or where you are not qualified to act as a dealer.  Upon application to the Distributor, the Distributor will inform you as to the states or other jurisdictions in which the Distributor believes the Shares may legally be sold.

2.

You hereby authorize the Distributor to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record.  All designations as Dealer of Record, and all authorizations of the Distributor to act as your Agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his open account to another Dealer of Record.

3.

The Distributor reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering price determined by, or for, the Fund.

4.

All orders are subject to acceptance or rejection by the Distributor in its sole discretion.  The Distributor reserves the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

5.

Payment shall be made to the Fund and shall be received by its transfer agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law.  With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to the Distributor all of your right, title and interest in such Shares to secure payment therefor.  You appoint the Distributor as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph.  If such payment is not received within the required time period, the Distributor reserves the right, without notice, and at its option, forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Fund, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person.  You agree that the Distributor may hold you responsible for any loss, including loss of profit, suffered by the Fund, its Transfer Agent or the Distributor, resulting from your failure to make payment within the required time period.

6.

No person is authorized to make any representations concerning Shares of the Fund except those contained in the current applicable Prospectus and SAI and in sales literature issued and furnished by the Distributor supplemental to such Prospectus and SAI.  The Distributor will furnish additional copies of the current Prospectus and SAI and such sales literature and other releases and information issued by the Distributor in reasonable quantities upon request.

7.

Under this Agreement, you act as principal and are not employed by the Distributor as broker, agent or employee.  You are not authorized to act for the Distributor nor to make any representation on its behalf; and in purchasing or selling Shares hereunder, you rely only upon the current Prospectus and SAI furnished to you by the Distributor from time to time and upon such written representations as may hereafter be made by the Distributor to you over its signature.

8.

You appoint the transfer agent for the Fund as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, and you guarantee the legal capacity of your customers purchasing such Shares and any co-owners of such Shares.

9.

You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of the Distributor, or the request of the Fund, promptly make such records available to the Distributor or to the Fund as are requested, and (b) promptly notify the Distributor if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner.  In addition, you will establish appropriate procedures and reporting forms and schedules, approved by the Distributor and by the Fund, to enable the parties hereto and the Fund to identify all accounts opened and maintained by your customers.

10.

Each party hereto represents that it is presently, and, at all times during the term of this Agreement, will be, a member in good standing of the NASD and agrees to abide by all its Rules of Fair Practice including, but not limited to, the following provisions:

(a)  You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding.  You shall not purchase any Shares from the Distributor other than for investment, except for the purpose of covering purchase orders already received.

(b)  All conditional orders received by the Distributor must be at a specified definite price.

(c)  Neither the Distributor, as exclusive underwriter for the Fund, nor you as principal, shall purchase any Shares from a record holder at a price lower than the net asset value then quoted by, or for, the Fund.  Nothing in this sub-paragraph shall prevent you from selling Shares for the account of a record holder to the Distributor or the Fund at the net asset value currently quoted by, or for, the Fund and charging the investor a fair commission for handling the transaction.

(d)  You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares at net asset value by the same pursuant to the terms of the Prospectus and SAI of the Fund is for investment purposes only and not for purposes of resale.  Shares so purchased may be resold only to the Fund.

11.

You agree that you will indemnify the Distributor, the Fund, the Fund's transfer agent, the Fund's investment adviser, and the Fund's custodian and each of their respective affiliates, directors, officers, shareholders, agents and representatives and hold such persons harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with you which are performed in connection with the discharge of your responsibilities under this Agreement.  If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing, and all costs of such defense shall be borne by you.

12.

The Distributor shall indemnify, defend and hold harmless you and each of your affiliates, directors, officers, employees and agents and each person who controls you within the meaning of the Securities Act of 1933, as amended (collectively, the "Indemnified Parties") from and against any and all losses insofar as such losses arise out of or are based upon (1) the Distributor's negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under the Agreement,  and (2) any material breach by the Distributor of a representation, warranty or covenant made in this Agreement.  The Distributor shall also reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such losses.  This indemnity provision is in addition to any other liability which the Distributor may otherwise have.  Promptly after receipt by an Indemnified Party of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Distributor under this section, notify the Distributor of the commencement thereof, but the omission so to notify the Distributor will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it has notified the Distributor of the commencement thereof, the Distributor will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party.  After notice from the Distributor of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Distributor shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The Indemnified Party may not settle any action without the written consent of the Distributor.  The Distributor may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability.  In either event, consent shall not be unreasonably withheld.

13.

This Agreement may be assigned by the Distributor to an affiliated entity controlling, controlled by, or under common control with the Distributor, provided, however, that this Agreement will automatically terminate in the event of its assignment as such term is defined in the Investment Company Act of 1940.  Either party hereto may cancel this Agreement without penalty upon ten days' written notice.  This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Directors of the Fund who are not "interested persons" (as such term is defined in the Investment Company Act of 1940), or by a vote of a majority of the outstanding voting securities of the Fund on ten days' written notice.

14.

All communications to the Distributor should be sent to Unified Financial Securities, Inc., 431 N. Pennsylvania St., Indianapolis, Indiana 46204, Attention:  President, or at such other address as the Distributor may designate in writing.  Any notice to you shall be duly given if mailed or telegraphed to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

15.

This Agreement supersedes any other agreement with you relating to the offer and sale of the Shares, and relating to any other matter discussed herein.

16.

You and Distributor each acknowledge that it may be provided “non-public personal information” (as defined in Regulation S-P under the Securities Exchange Act of 1934, as amended (“Regulation S-P”)) resulting from transactions or services in connection with Shares sold under this Agreement.  Each agrees that it shall comply with all Federal and State laws and regulations applicable to it and relating to privacy and the use or disclosure of such non-public personal information.  Each also represents and warrants that it has implemented and agrees that it will maintain an effective information security program to protect non-public personal information, which program includes administrative, technical and physical safeguards: (i) to ensure the security and confidentiality of non-public personal information; (ii) to protect against any anticipated threats or hazards to the security or integrity of such non-public personal information; and (iii) to protect against unauthorized access to or use of non-public personal information.  Each, upon request of the other, shall investigate any alleged disclosure of non-public personal information, and certify to the other (and to the Fund, if the request originates from the Distributor) the results of such investigation, and provide documentation in support thereof.

17.

You hereby represent and warrant that you formulate, maintain and uniformly administer policies and procedures (as amended from time to time, the “Dealer AML Program”) that are designed to ensure compliance with the USA Patriot Act of 2001, the Bank Secrecy Act of 1970, the Customer Identification Program rules jointly adopted by the SEC and U.S. Treasury Department, and other applicable regulations adopted thereunder (collectively, the “Applicable AML Laws”).  During the term of this Agreement, you shall certify, in the form of Exhibit B hereto, to the Trust’s Board of Trustees that you have implemented the Dealer AML Program in accordance with the terms of this agreement.  Upon request of the Fund or the Distributor, you shall investigate any purchase or redemption of Shares, certify to the Fund and the Distributor that such purchase or redemption conforms, to the best of your knowledge, with the terms and conditions of this Agreement, and provide documentation in support thereof.

18.

This Agreement shall be binding (i) upon placing your first order with the Distributor for the purchase of Shares, or (ii) upon receipt by the Distributor in Indianapolis, Indiana of a counterpart of this Agreement duly accepted and signed by you, whichever shall occur first.  This Agreement shall be construed in accordance with the laws of the State of Indiana.  You and the Distributor hereby consent to exclusive jurisdiction of courts located in the State of Indiana for any dispute arising under this Agreement.

19.

The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

If the foregoing is in accordance with your understanding of our agreement, please sign and return two copies of this Agreement to the Distributor.

ACCEPTED BY DEALER

Provider:  __________________________________

Clearing #:  ___________________________

Broker Dealer Tax I.D. #:  _____________________

NSCC Alpha Code:  ____________________

Address:   __________________________________

Trading Contact

Name:  _______________________

City:   _____________________________________

State:  ________________   Zip Code:  __________

Telephone #:  _________________________

Dated:_______________________

Fax:  ________________________________

By: _______________________________________

E-Mail:  _____________________________

Authorized Signatory

Name:  ____________________________________

                                                 Printed

Title:    ____________________________________

UNIFIED FINANCIAL SECURITIES, INC.

431 North Pennsylvania Street

Indianapolis, Indiana 46204

By:   __________________________________

Name:  ________________________________

Title:  _________________________________

Date:  _________________________________

Exhibit A

Portfolios

Ancora Income Fund

Ancora Equity Fund

Ancora Special Opportunity Fund

Ancora Bancshares

Exhibit B

Anti-Money Laundering-Customer Identification Program Certification

The Firm hereby represents and warrants that it has:

•

Established and implemented policies, procedures and internal controls reasonably designed to achieve compliance with all anti-money laundering laws and regulations, including applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.  As part our Anti-Money Laundering program, the Firm has taken reasonable steps to identify the customers for whom it acts in its dealing with the Ancora Trust and will monitor customer transactions in order to detect and where appropriate, report suspicious activities.

•

Designated an individual or individuals responsible for implementing and monitoring those policies, procedures and internal controls;

•

Conducted regular searches of our databases for customer names and countries appearing on the U.S. governmental agencies’ control lists of prohibited persons (i.e., lists maintained by the Office of Foreign Assets Control).

•

Provided ongoing training for the appropriate personnel with respect to those policies, procedures and internal controls; and

•

Provided for annual testing of those policies, procedures and internal controls by independent personnel or by a qualified outside party.

Certified by: __________________________

Date: ___________________

           Title : __________________________

Title III of the USA PATRIOT act makes a number of amendments to existing anti-money laundering provisions in the United States Code.  Please complete the questionnaire below to demonstrate your firm’s compliance with effective provisions of the USA PATRIOT act.  Please provide this completed questionnaire along with the remaining due diligence documents.

Firm:

◆ Does your firm have an Anti-Money Laundering (“AML”) program including written policies and procedures?	Yes No
* If yes, does your firm perform periodic audits to verify Compliance with the AML program?	Yes No
◆ Does your firm have a named AML Compliance Officer?	Yes No
à If yes, please provide the AML Compliance Officer’s Name ________________________________________________ Telephone number: _____________________________________
◆ Does your firm have an AML training program?	Yes No
If no, are their plans to develop AML training programs during 2003?	Yes No
◆ Does your firm monitor transactions to identify potentially suspicious activities?	Yes No
à If no, are their plans to develop monitoring tools during 2003?	Yes No
◆ Does your firm file Suspicious Activity Reports with FinCEN?	Yes No
à If no, does your firm plan to develop processes to file with FinCEN during 2003?	Yes No

Please provide a general description of your AML program:

______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Please describe your audit process of the program (i.e., external or internal and by whom):

____________________________________________________________________________________________________________________________________________________________________________________

Please give a brief description of your employee AML training

____________________________________________________________________________________________________________________________________________________________________________________

Name: ___________________________

Date: _____/_____/_____

Title: ____________________________

Telephone # ___________________